Exhibit 10.02

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF DECEMBER 6, 2006

AMONG

OGE ENERGY CORP.,

THE LENDERS

AND

WACHOVIA BANK, NATIONAL ASSOCIATION
AS ADMINISTRATIVE AGENT

AND

JPMORGAN CHASE BANK, N.A.
AS SYNDICATION AGENT

AND

THE ROYAL BANK OF SCOTLAND plc, UBS SECURITIES LLC
AND UNION BANK OF CALIFORNIA, N.A.
AS CO-DOCUMENTATION AGENTS

_____________________________________________________________________________

WACHOVIA CAPITAL MARKETS, LLC AND J.P. MORGAN SECURITIES INC.
AS CO-LEAD ARRANGERS AND JOINT BOOK RUNNERS

_____________________________________________________________________________

SIDLEY AUSTIN LLP
1 South Dearborn Street
Chicago, Illinois  60603

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1

1.1.	Certain Defined Terms	1
1.2.	Amendment and Restatement of Previous Credit Agreement	15

ARTICLE II THE CREDITS	16

2.1.	Commitment; Conversion to Term Loan	16
2.2.	Required Payments; Termination	17
2.3.	Ratable Loans	17
2.4.	Types of Advances	17
2.5.	Facility Fee; Utilization Fee; Reductions in Aggregate Commitment	17
2.6.	Minimum Amount of Each Advance	18
2.7.	Optional Principal Payments	18
2.8.	Method of Selecting Types and Interest Periods for New Advances (other than Swing Line Loans)	18
2.9.	Conversion and Continuation of Outstanding Advances	19
2.10.	Changes in Interest Rate, etc.	19
2.11.	Rates Applicable After Default	20
2.12.	Method of Payment	20
2.13.	Noteless Agreement; Evidence of Indebtedness	20
2.14.	Telephonic Notices	21
2.15.	Interest Payment Dates; Interest and Fee Basis	21
2.16.	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions; Availability of Loans	22
2.17.	Lending Installations	22
2.18.	Non-Receipt of Funds by the Agent	22
2.19.	Replacement of Lender	23
2.20.	Facility LCs	23
2.21.	Extension of Revolving Credit Termination Date	28
2.22.	Increase of Aggregate Commitment	28
2.23.	Swing Line Loans	29

ARTICLE III YIELD PROTECTION; TAXES	31

3.1.	Yield Protection	31
3.2.	Changes in Capital Adequacy Regulations	32
3.3.	Availability of Types of Advances	32
3.4.	Funding Indemnification	32
3.5.	Taxes	33
3.6.	Lender Statements; Survival of Indemnity	35
3.7.	Alternative Lending Installation	35

i

ARTICLE IV CONDITIONS PRECEDENT	36

4.1.	Initial Credit Extension	36
4.2.	Each Credit Extension	37

ARTICLE V REPRESENTATIONS AND WARRANTIES	37

5.1.	Existence and Standing	37
5.2.	Authorization and Validity	37
5.3.	No Conflict; Government Consent	38
5.4.	Financial Statements	38
5.5.	Material Adverse Change	38
5.6.	Taxes	38
5.7.	Litigation	39
5.8.	Subsidiaries	39
5.9.	Regulation U	39
5.10.	Compliance With Laws	39
5.11.	Investment Company Act	39
5.12.	Non-Energy-Related Issues	39

ARTICLE VI COVENANTS	39

6.1.	Financial Reporting	40
6.2.	Use of Proceeds	41
6.3.	Notice of Default	41
6.4.	Maintenance of Existence	41
6.5.	Taxes	41
6.6.	Insurance	41
6.7.	Compliance with Laws	42
6.8.	Maintenance of Properties	42
6.9.	Inspection; Keeping of Books and Records	42
6.10.	Fundamental Changes	42
6.11.	Intentionally Omitted	43
6.12.	Liens	43
6.13.	Affiliates	45
6.14.	Leverage Ratio	45

ARTICLE VII DEFAULTS	46

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	47

8.1.	Acceleration	47
8.2.	Amendments	48
8.3.	Preservation of Rights	49

ARTICLE IX GENERAL PROVISIONS	50

9.1.	Survival of Representations	50
9.2.	Governmental Regulation	50
9.3.	Headings	50

9.4.	Entire Agreement	50
9.5.	Several Obligations; Benefits of this Agreement	50
9.6.	Expenses; Indemnification	50
9.7.	Numbers of Documents	51
9.8.	Accounting	51
9.9.	Severability of Provisions	52
9.10.	Nonliability of Lenders	52
9.11.	Confidentiality	52
9.12.	Lenders Not Utilizing Plan Assets	52
9.13.	Nonreliance	53
9.14.	Disclosure	53
9.15.	USA Patriot Act Notification	53

ARTICLE X THE AGENT	53

10.1.	Appointment; Nature of Relationship	53
10.2.	Powers	54
10.3.	General Immunity	54
10.4.	No Responsibility for Loans, Recitals, etc.	54
10.5.	Action on Instructions of Lenders	54
10.6.	Employment of Agents and Counsel	55
10.7.	Reliance on Documents; Counsel	55
10.8.	Agent’s Reimbursement and Indemnification	55
10.9.	Notice of Default	55
10.10.	Rights as a Lender	56
10.11.	Lender Credit Decision	56
10.12.	Successor Agent	56
10.13.	Agent and Arrangers’ Fees	57
10.14.	Delegation to Affiliates	57
10.15.	Syndication Agent and Co-Documentation Agents	57
ARTICLE XI SETOFF; RATABLE PAYMENTS	57
11.1.	Setoff	57
11.2.	Ratable Payments	57

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	58

12.1.	Successors and Assigns	58
12.2.	Participations	58
12.3.	Assignments	59
12.4.	Dissemination of Information	61
12.5.	Tax Certifications	61

ARTICLE XIII NOTICES	61

13.1.	Notices	61
13.2.	Change of Address	61

ARTICLE XIV COUNTERPARTS	62

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF
JURY TRIAL	62

SCHEDULES

Commitment Schedule

Pricing Schedule

Schedule 1	-	Subsidiaries

Schedule 2	-	Liens

Schedule 3	-	Non-Energy-Related Assets

Schedule 4	-	Material Adverse Change

Schedule 5	-	Litigation

EXHIBITS

Exhibit A	-	Form of Borrower’s Counsels’ Opinions

Exhibit B	-	Form of Compliance Certificate

Exhibit C	-	Form of Assignment and Assumption Agreement

Exhibit D	-	Form of Loan/Credit Related Money Transfer Instruction

Exhibit E	-	Form of Promissory Note (if requested)

Exhibit F	-	Form of Joinder Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement, dated as of December 6, 2006, is among OGE Energy Corp., an Oklahoma corporation, the Lenders, Wachovia Bank, National Association, a national banking association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and The Royal Bank of Scotland plc, UBS Securities LLC and Union Bank of California, N.A. as Co-Documentation Agents to amend and restate the Previous Credit Agreement, which is hereby amended and restated in its entirety.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has requested, and the Agent and the Lenders have agreed, to amend the Previous Credit Agreement;

WHEREAS, the Borrower, the Lenders and the Agent have agreed to enter into this Agreement in order to (i) amend and restate the Previous Credit Agreement in its entirety; (ii) re-evidence the Obligations, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower; and

WHEREAS, it is the intention of the parties to this Agreement that this Agreement not constitute a novation and that, from and after the Closing Date, the Previous Credit Agreement shall be amended and restated hereby and all references herein to “hereunder,” “hereof,” or words of like import and all references in any other Loan Document to the “Credit Agreement” or words of like import shall mean and be a reference to the Previous Credit Agreement as amended and restated hereby (and any section references to the Previous Credit Agreement shall refer to the applicable equivalent provision set forth herein although the section number thereof may have changed);

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Lenders and the Agent, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1. Certain Defined Terms.  As used in this Agreement:

“Accounting Changes” is defined in Section 9.8 hereof.

“Advance” means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.  The term “Advance” shall include Swing Line Loans unless otherwise expressly provided and shall include term loans on and after the Loan Conversion Date (if any).

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means Wachovia in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as it may be increased or reduced from time to time pursuant to the terms hereof.  The initial Aggregate Commitment is Six Hundred Million and 00/100 Dollars ($600,000,000).

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, as modified in accordance with Section 9.8.

“Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day and one half of one percent (0.5%) per annum.

“Applicable Fee Rate” means, with respect to the Facility Fee and the Utilization Fee at any time, the percentage rate per annum which is applicable at such time with respect to each such fee as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of (i) Wachovia Capital Markets, LLC and (ii) J.P. Morgan Securities Inc., and their respective successors, in its capacity as Co-Lead Arranger and Joint Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption Agreement” means an assignment agreement in the form of Exhibit C hereto.

“Authorized Officer” means any of the president, chief financial officer, treasurer, an assistant treasurer or the controller of the Borrower or such other representative of the Borrower as may be designated by any one of the foregoing with the consent of the Agent.

“Borrower” means OGE Energy Corp., an Oklahoma corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes (including, without limitation, any borrowing or payment of Floating Rate Advances), a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower or (ii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors.

“Closing Date” means December 6, 2006.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

“Co-Documentation Agent” means each of The Royal Bank of Scotland plc, UBS Securities LLC and Union Bank of California, N.A. in its capacity as Co-Documentation Agent hereunder.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Commitment” means, for each Lender, including, without limitation, the LC Issuer, such Lender’s obligation to make Revolving Loans to, and participate in Swing Line Loans and Facility LCs issued upon the application of, the Borrower in aggregate amount not exceeding the amount set forth on the Commitment Schedule opposite such Lender’s name, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Schedule” means the Schedule identifying each Lender’s Commitment as of the Closing Date attached hereto and identified as such.

“Consolidated Capitalization” means the sum of (i) Consolidated Indebtedness, (ii) consolidated common stockholders’ equity as would appear on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with Agreement Accounting Principles, (iii) the aggregate liquidation preference of preferred stocks (other than preferred stocks subject to mandatory redemption or repurchase) of the Borrower and its Consolidated Subsidiaries upon involuntary liquidation, (iv) the aggregate outstanding amount of all Equity Preferred Securities, Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities and (v) minority interests as would appear on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with Agreement Accounting Principles; provided that Consolidated Capitalization shall exclude the non-cash effects resulting from the application of Financial Accounting Standards Board Statement No. 158: Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106 and 132(R)).

“Consolidated Indebtedness” means, at any date, all Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided that Consolidated Indebtedness shall exclude (i) all Non-Recourse Indebtedness and (ii) subject to the following proviso, the aggregate outstanding amount of all Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities; provided further that Consolidated Indebtedness shall include the Applicable Percentage of the aggregate principal amount of Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities.  As used herein, “Applicable Percentage” means (x) 0% of the aggregate principal amount of such securities up to 15% of Consolidated Capitalization, (y) 50% of the amount by which the aggregate principal amount of such securities exceeds 15% of Consolidated Capitalization, provided that any such aggregate principal amount in excess of 25% of Consolidated Capitalization shall be excluded from this clause (y) and shall instead be calculated in accordance with the following clause (z) and (z) 100% of the incremental amount by which the aggregate principal amount of such securities exceeds 25% of Consolidated Capitalization.

“Consolidated Subsidiary” means, for any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified “Consolidated Subsidiary” means a Consolidated Subsidiary of the Borrower.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“Default” means an event described in Article VII.

“Dollar” and “$” means dollars in the lawful currency of the United States of America.

“Energy-Related Assets” means or includes (i) assets used for the generation, transmission or distribution of electric energy or used for the distribution of natural or manufactured gas which provide services (directly or indirectly) to a state-regulated public utility, in each case owned, directly or indirectly, by the Borrower; (ii) intangible personal property, including investment property, accounts and general intangibles (each as defined in the Uniform Commercial Code), insurance premiums, Rabbi trusts or similar savings plans and memberships, to the extent they relate to assets or persons which are involved in the operations of, or provide services to, a state regulated public utility; (iii) assets constituting general plant (e.g., office furniture and equipment, communications equipment, computer software and hardware) used in the operations of or used to provide services to a state regulated public utility; and (iv) property, plant and equipment that was once in service, but is no longer used, or property, plant and equipment that was purchased for use (whether or not such assets have at such time yet been placed in service) by or to provide services to, a state regulated public utility.

“Enogex” means Enogex, Inc., an Oklahoma corporation, and its permitted successors and assigns.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity Preferred Securities” means any securities, however denominated, (i) issued by the Borrower or any Consolidated Subsidiary of the Borrower, (ii) that are not, or the underlying securities, if any, of which are not, subject to mandatory redemption or maturity prior to 91 days after the Specified Date, and (iii) the terms of which permit the deferral of interest or distributions thereon to a date occurring after the 91st day after the Specified Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations issued thereunder.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, (a) the rate per annum appearing on Page 3750 of the Bridge Telerate Service (formerly Dow Jones Market Service) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; (b) if for any reason the rate specified in clause (a) of this definition does not so appear on Page 3750 of the Bridge Telerate Service (or any successor or substitute page or any such successor to or substitute for such Service), the rate per annum appearing on Reuters Screen LIBO page (or any successor or substitute page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; and (c) if the rate specified in clause (a) of this definition does not so appear on Page 3750 of the Bridge Telerate Service (or any successor or substitute page or any such successor to or substitute for such Service) and if no rate specified in clause (b) of this definition so appears on Reuters Screen LIBO page (or any successor or substitute page), the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Wachovia or one of its affiliate banks offers to place deposits in Dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the amount of  $5,000,000, and having a maturity equal to such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest

Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin, plus (iii) from and after the Loan Conversion Date, the Term Loan Margin.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes (imposed in lieu of net income taxes) imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which the Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility LC” is defined in Section 2.20.1

“Facility LC Application” is defined in Section 2.20.3

“Facility LC Collateral Account” is defined in Section 2.20.11

“Facility Fee” is defined in Section 2.5.1.

“Facility Termination Date” means the Revolving Credit Termination Date, provided that if the Borrower has given notice to the Agent pursuant to Section 2.1 to convert the Loans to a term loan, the Facility Termination Date shall mean the one-year anniversary of the Revolving Credit Termination Date.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (Charlotte, North Carolina time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

“Fitch” means Fitch Ratings and any successor thereto.

“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin plus (iii) from and after the Loan Conversion Date, the Term Loan Margin.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in effect from time to time.

“Hybrid Equity Securities” means any securities issued by the Borrower, any Subsidiary or a financing vehicle of the Borrower or any Subsidiary that (i) are classified as possessing a minimum of “intermediate equity content” by S&P, Basket C equity credit by Moody’s or 50% equity credit by Fitch at the time of issuance thereof and (ii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the date that is 91 days after the Specified Date.

“Indebtedness” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services purchased (excluding current accounts payable incurred in the ordinary course of business), (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (iv) all indebtedness under Capitalized Leases in accordance with Agreement Accounting Principles, (v) all reimbursement obligations outstanding of such Person with respect to surety bonds, Letters of Credit and bankers’ acceptances, (vi) indebtedness of the type described in clauses (i) through (v) above secured by any Lien on property or assets of such Person, whether or not assumed (but in any event not exceeding the fair market value of the property or asset), (vii) all direct guarantees of Indebtedness referred to in clauses (i)-(v) above of another Person and (viii) all amounts payable in connection with mandatory redemptions or repurchases of preferred stock (other than Equity Preferred Securities); provided that Indebtedness shall exclude any indebtedness arising from the application of either Financial Interpretation Nos. 45 and 46 of Financial Accounting Standards Board or Issue No. 01-08 of the Emerging Issues Task Force.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months or such other period agreed to by the Lenders and the Borrower, commencing on a Business Day selected by the Borrower pursuant to this Agreement.  Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months or such other agreed upon period thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month or such other succeeding period.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“LC Fee” is defined in Section 2.20.4.

“LC Issuers” means (i) Wachovia (or any subsidiary or affiliate of Wachovia designated by Wachovia) in its separate capacity as an issuer of Facility LCs pursuant to Section 2.20 hereunder with respect to each Facility LC issued or deemed issued by Wachovia upon the

Borrower’s request and (ii) any Lender (other than Wachovia), or any subsidiary or affiliate of such Lender designated by such Lender, in its separate capacity as an issuer of Facility LCs pursuant to Section 2.20 with respect to any and all Facility LCs issued by such Lender in its sole discretion upon the Borrower’s request.  All references contained in this Agreement and the other Loan Documents to the “LC Issuer” shall be deemed to apply equally to each of the institutions referred to in clauses (i) and (ii) of this definition in their respective capacities as issuers of any and all Facility LCs issued by each such institution.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.20.5.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.  Unless otherwise specified, the term “Lenders” includes the LC Issuer and the Swing Line Lender.

“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on the administrative information sheets provided to the Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“LIBOR Market Index Rate” means, for any day, the rate for 1 month U.S. dollar deposits as reported by Page 3750 of the Bridge Telerate Service as of 11:00 a.m. (London time) for such day, provided, if such day is not a London business day, the immediately preceding London business day (or if not so reported, then as determined by Wachovia from another recognized source or interbank quotation).

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof), including a Revolving Loan, a Swing Line Loan and a term loan on and after the Loan Conversion Date (if any) and also including any “Loan” made pursuant to the Previous Credit Agreement and outstanding on the Closing Date.

“Loan Conversion Date” is defined in Section 2.1.

“Loan Documents” means this Agreement, the Facility LC Applications and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.13 (if requested)) and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Mandatorily Convertible Securities” means mandatorily convertible equity-linked securities issued by the Borrower or any Subsidiary, so long as the terms of such securities require no repayments or prepayments of principal and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the Specified Date.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than Non-Recourse Indebtedness) in an outstanding principal amount of $65,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which includes a commitment pursuant to which Indebtedness in an amount which would constitute Material Indebtedness may be incurred at the option of the borrower thereunder (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Material Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, as promulgated under the Securities Act of 1933, as amended, as such regulation is in effect on the date of this Agreement.

“Modify” and “Modification” are defined in Section 2.20.1.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

“Non-Recourse Indebtedness” means Indebtedness of any Subsidiary (other than a Material Subsidiary) as to which (A) neither the Borrower nor any Material Subsidiary provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) neither the Borrower nor any Material Subsidiary is directly or indirectly liable as a guarantor or otherwise, (C) neither the Borrower nor any Material Subsidiary is the lender or other type of creditor, or (D) the relevant legal documents do not provide that the lenders or other type of creditors with respect thereto will have any recourse to the stock or assets of the Borrower or any Material Subsidiary.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” is defined in Section 2.13.

“Obligations” means all Loans, all Reimbursement Obligations, advances, debts, liabilities and obligations owing by the Borrower to the Agent, any Lender, the LC Issuer, any Arranger, any affiliate of the Agent, any Lender, the LC Issuer or any Arranger, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, arising under this Agreement, the Previous Credit Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement, the Previous Credit Agreement or any other Loan Document.

“OG&E” means Oklahoma Gas and Electric Company, an Oklahoma corporation.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its ratable obligation to purchase participations in the LC Obligations and Swing Line Loans at such time; provided that, on and after the Loan Conversion Date, the “Outstanding Credit Exposure” as to any Lender shall be equal to the outstanding principal amount of the term loan made by such Lender in accordance with the terms of Section 2.1.

“Participants” is defined in Section 12.2.1.

“Payment Date” means the last day of March, June, September and December and the Facility Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Previous Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of September 30, 2005 by and among the Borrower, the lenders party thereto and the Agent, as the same has been amended prior to the Closing Date.

“Pricing Schedule” means the Schedule identifying the Applicable Margin, the Term Loan Margin and Applicable Fee Rate attached hereto and identified as such.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Wachovia or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Property” of a Person means any and all right, title and interest of such Person in or to property, whether real, personal, tangible, intangible, or mixed.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time, or, if the Aggregate Commitment has been terminated, a fraction the numerator of which is such Lender’s Outstanding Credit Exposure at such time and the denominator of which is the Aggregate Outstanding Credit Exposure at such time.

“Purchasers” is defined in Section 12.3.1.

“Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Borrower or any of its Subsidiaries, in their respective capacities as sellers or transferors of any consumer loan receivables, sell or transfer to SPVs all of their respective rights, title and interest in and to certain consumer loan receivables for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

“Receivables Purchase Facility” means any securitization facility made available to the Borrower or any of its Subsidiaries, pursuant to which consumer loan receivables of the Borrower or any of its Subsidiaries are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having greater than fifty percent (50%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than fifty percent (50%) of the Aggregate Outstanding Credit Exposure.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Revolving Credit Termination Date” means the earlier of (a) December 6, 2011, as it may be extended pursuant to Section 2.21 and (b) the date of termination in whole of the Aggregate Commitment pursuant to Section 2.5 hereof or the Commitments pursuant to Section 8.1 hereof.

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC Reports” means (i) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2005, (ii) the Quarterly Reports on Form 10-Q of the Borrower for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 and (iii) the Current Reports on Form 8-K filed by the Borrower prior to the Closing Date.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Specified Date” means the date which is the later of the Facility Termination Date and date of repayment in full of the Obligations (other than contingent indemnity obligations not then due and payable).

“SPV” means any special purpose entity established for the purpose of purchasing consumer loan receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 25% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 25% of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder for that fiscal quarter which ends such four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).

“Swing Line Borrowing Notice” is defined in Section 2.23.2.

“Swing Line Lender” means Wachovia or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

“Swing Line Limit” means a maximum principal amount of $90,000,000 at any one time outstanding.

“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.23.

“Swing Line Rate” means, for any day, the sum of (i) the LIBOR Market Index Rate for such day plus (ii) the Applicable Margin with respect to Eurodollar Advances.

“Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as Syndication Agent hereunder.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Term Loan Margin” means, with respect to term loans on and after the Loan Conversion Date (if any), the percentage rate per annum which is applicable at such time as set forth in the Pricing Schedule.

“Transferee” is defined in Section 12.4.

“Trust Preferred Securities” means trust preferred securities issued by a trust established by the Borrower or any Subsidiary, along with any junior subordinated debt obligations of the Borrower or any such Subsidiary to such capital trust, so long as (i) the terms thereof require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the Specified Date, (ii) the obligations of the Borrower or such Subsidiary in respect thereof are subordinated and junior in right of payment to all unsecured and unsubordinated obligations of the Borrower for or in respect of borrowed money and (iii) the obligors in respect of such preferred securities and subordinated debt have the right to defer interest and dividend payments.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using actuarial assumptions for funding purposes as set forth in such report.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Utilization Fee” is defined in Section 2.5.2.

“Wachovia” means Wachovia Bank, National Association, a national banking association with its principal office in Charlotte, North Carolina, in its individual capacity, and its successors.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.2. Amendment and Restatement of Previous Credit Agreement.  The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Sections 4.1 and 4.2, the terms and provisions of the Previous Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.  This Agreement is not intended to and shall not constitute a novation.  All Loans made and Obligations incurred under the Previous Credit Agreement which are outstanding on the Closing Date shall continue as Revolving Loans and Obligations under (and shall be governed by the terms of) this Agreement. Without limiting the foregoing, upon the effectiveness hereof: (a) all Letters of Credit issued (or deemed issued) under the Previous Credit Agreement which remain outstanding on the Closing Date shall continue as Facility LCs under (and shall be governed by the terms of) this Agreement, (b) the Agent shall make such reallocations of each Lender’s “Outstanding Credit Exposure” under the Previous Credit Agreement as are necessary in order that each such Lender’s Outstanding Credit Exposure hereunder reflects such Lender’s Pro Rata Share of the outstanding Aggregate Outstanding Credit Exposure and (c) each Lender agrees to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 3.4 in connection with such allocation as if such allocation were a prepayment.  The Agent waives any fees pursuant to Section 12.3.3 in respect of any assignment resulting from such reallocation.

ARTICLE II

THE CREDITS

2.1. Commitment; Conversion to Term Loan.  Prior to the Closing Date, revolving loans were previously made to the Borrower under the Previous Credit Agreement which remain outstanding as of the date of this Agreement (such outstanding revolving loans being hereinafter referred to as the “Previous Loans”).  Subject to the terms and conditions set forth in this Agreement, the Borrower and each of the Lenders agree that on the Closing Date but subject to the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, as applicable, the Previous Loans shall be reevidenced as Revolving Loans under this Agreement and the terms of the Previous Loans shall be restated in their entirety.  From and including the date of this Agreement and prior to the Revolving Credit Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, as applicable, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower from time to time and (ii) participate in Facility LCs and Swing Line Loans issued or made upon the request of the Borrower, in each case in an amount not to exceed in the aggregate at any one time outstanding of its Commitment; provided that at no time shall the Aggregate Outstanding Credit Exposure hereunder exceed the Aggregate Commitment.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Revolving Credit Termination Date.  The commitment of each Lender to lend hereunder shall expire on the Revolving Credit Termination Date applicable to it.  The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.  If the Borrower so elects by delivery of a written notice to the Agent at least three (3), but not more than thirty (30), Business Days prior to the date of the then current Revolving Credit Termination Date, then on such Revolving Credit Termination Date (the “Loan Conversion Date”), (i) the Borrower’s option to borrow additional Loans and request additional Facility LCs shall terminate, (ii) the Commitments shall be terminated and (iii) the then outstanding principal amount of the Loans shall be converted to a term loan which shall, in the case of each Lender, be in the amount of such Lender’s outstanding Loans on such date, and which shall be due and payable in full, together with accrued interest and all other Obligations, on the first anniversary of the Loan Conversion Date, with any prepayment thereof to be made subject to Section 2.7; provided, that no such conversion shall occur if a Default or Unmatured Default has occurred and is continuing either on the date of delivery of such notice or on the Loan Conversion Date.  Amounts repaid or prepaid on or after the Loan Conversion Date may not be reborrowed.  If a term loan conversion has not previously been elected or completed, then on the Revolving Credit Termination Date then in effect, the Commitments shall be terminated and all of the Loans and other Obligations shall be due and payable.

2.2. Required Payments; Termination.  Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.  Notwithstanding the termination of this Agreement on the Facility Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.  In addition, the Borrower shall make all payments required under Section 2.21 to each Lender that does not consent to the extension of the Revolving Credit Termination Date.

2.3. Ratable Loans.  Each Advance hereunder (other than any Swing Line Loan) shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

2.4. Types of Advances.  The Advances (other than any Swing Line Loan) may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.  The Borrower may request Swing Line Loans in accordance with Section 2.23.

2.5. Facility Fee; Utilization Fee; Reductions in Aggregate Commitment.

2.5.1 Facility Fee.  The Borrower agrees to pay to the Agent for the account of each Lender a Facility Fee (the “Facility Fee”) at a per annum rate equal to the Applicable Fee Rate on such Lender’s Commitment (whether used or unused) from the date hereof to and including the Facility Termination Date applicable thereto, payable on each Payment Date and the Facility Termination Date; provided that, if any Lender continues to have Loans outstanding hereunder after the termination of its Commitment (including, without limitation, during any period when Loans may be outstanding but new Loans may not be borrowed hereunder), then the Facility Fee shall continue to accrue on the aggregate principal amount of the Loans owed to such Lender until the date on which such Loans are repaid in full.  In addition, on the Closing Date, the Borrower shall pay to the Administrative Agent for the ratable account of the lenders then party to the Previous Credit Agreement, the accrued and unpaid “Facility Fees” under the Previous Credit Agreement through the Closing Date.

2.5.2 Utilization Fee.  For any period (including after the Loan Conversion Date) during which the Aggregate Outstanding Credit Exposure of all the Lenders hereunder exceeds fifty percent (50%) of the Aggregate Commitment hereunder (which, after the Commitments have been terminated, shall be based on the Aggregate Commitment immediately prior to such termination) then in effect on such date, the Borrower will pay to the Agent for the ratable benefit of the Lenders a utilization fee (the “Utilization Fee”) at a per annum rate equal to the Applicable Fee Rate on the average daily Aggregate Outstanding Credit Exposure during such period.  The Utilization Fee shall be payable quarterly in arrears on each Payment Date and on the Specified Date.  In addition, on the Closing Date, the Borrower shall pay to the Administrative Agent for the ratable account of the lenders then party to the Previous Credit Agreement, the accrued and unpaid “Utilization Fees” under the Previous Credit Agreement through the Closing Date.

2.5.3 Reductions in Aggregate Commitment.  The Borrower may permanently reduce the Aggregate Commitment in whole, or in part, ratably among the Lenders in integral multiples of $5,000,000, upon at least two (2) Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances, after taking into account any prepayments to be made on or before such date.  All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder and on the final date upon which all Loans are repaid hereunder.

2.6. Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

2.7. Optional Principal Payments.  The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances on any Business Day upon notice to the Agent by no later than 11:00 a.m. (Charlotte, North Carolina time) on the date of such prepayment.  The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $500,000 and increments of $100,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 11:00 a.m. (Charlotte, North Carolina time) on the date of repayment.  The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days’ prior notice to the Agent.

2.8. Method of Selecting Types and Interest Periods for New Advances (other than Swing Line Loans).  The Borrower shall select the Type of Advance (other than any Swing Line Loan which is subject to Section 2.23) and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time.  The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (Charlotte, North Carolina time) on the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

2.8.1 the Borrowing Date, which shall be a Business Day, of such Advance,

2.8.2 the aggregate amount of such Advance,

2.8.3 the Type of Advance selected, and

2.8.4 in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Charlotte, North Carolina time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Charlotte, North Carolina to the Agent at its address specified pursuant to Article XIII.  The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.

2.9. Conversion and Continuation of Outstanding Advances.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7.  Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance.  The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested conversion or continuation, specifying:

2.9.1 the requested date, which shall be a Business Day, of such conversion or continuation,

2.9.2 the aggregate amount and Type of the Advance which is to be converted or continued, and

2.9.3 the duration of the Interest Period applicable thereto.

2.10. Changes in Interest Rate, etc.  Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day.  Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Swing Line Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance or on a Swing Line Loan will take effect simultaneously with each change in the Alternate Base Rate or LIBOR Market Index Rate, respectively.  Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under

Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof.  No Interest Period may end after the Facility Termination Date.  The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory prepayment required pursuant to Section 2.2.

2.11. Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance.  During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, (iii) each Swing Line Loan shall bear interest at a rate per annum equal to the Swing Line Rate in effect from time to time plus 2% per annum and (iv) the LC Fee shall be increased by 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i), (ii) and (iii) above and the increase in the LC Fee set forth in clause (iv) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

2.12. Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Charlotte, North Carolina time) on the date when due and shall be applied ratably (except in the case of (i) Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, (ii) Swing Line Loans or (iii) as otherwise specifically required hereunder) by the Agent among the Lenders.  Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.  The Agent is hereby authorized to charge the account of the Borrower maintained with Wachovia for each payment of principal, interest and fees as it becomes due hereunder.  Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to (x) the LC Issuer in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6 and (y) the Swing Line Lender in the case of payments required to be made by the Borrower to the Swing Line Lender pursuant to Section 2.23.4.

2.13. Noteless Agreement; Evidence of Indebtedness.  (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)
The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)
The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)
Any Lender may request that its Loans be evidenced by a promissory note, or in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, in substantially the form of Exhibit E with applicable changes for notes evidencing Swing Line Loans (a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.14. Telephonic Notices.  The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices, Swing Line Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice, signed by an Authorized Officer.  If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.15. Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance and Swing Line Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance or Swing Line Loan is prepaid, whether due to acceleration or otherwise, and at maturity.  Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion.  Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar

Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest on Eurodollar Advances, Swing Line Loans, LC Fees and all other fees shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Charlotte, North Carolina time) at the place of payment.  If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest and fees in connection with such payment.

2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions; Availability of Loans.  Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder.  The LC Issuer shall notify the Agent promptly after the issuance of a Facility LC, and the Agent will notify each Lender of such issuance.  The Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate.

2.17. Lending Installations.  Each Lender may book its Loans and its participation in any LC Obligations and Swing Line Loans and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as applicable, and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and Swing Line Loans and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as applicable, for the benefit of any such Lending Installation.  Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18. Non-Receipt of Funds by the Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made.  The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19. Replacement of Lender.  If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement; provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Loans due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender.

2.20. Facility LCs.

2.20.1 Issuance.  The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each such letter of credit, together with each letter of credit issued or deemed to be issued pursuant to the Previous Credit Agreement and outstanding on the Closing Date, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action, a “Modification”), from time to time from and including the date of this Agreement and prior to the Revolving Credit Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment.  No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Revolving Credit Termination Date and (y) one year after its issuance; provided that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the preceding clause (x)).  If any Facility LC contains a provision pursuant to which it is deemed to be automatically renewed unless notice of termination is given by the LC Issuer with respect to such Facility LC, the LC Issuer shall timely give notice of termination if (i) as of the close of business on the seventeenth (17th) day prior to the last day upon which the LC Issuer’s notice of termination may be given to the beneficiaries of such Facility LC, the LC Issuer has received a notice of termination from the Borrower or a notice from the Agent that the conditions to issuance of such Facility LC have not been satisfied or (ii) the renewed Facility LC would extend beyond the date referred to in clause (x) above.

2.20.2 Participations.  Upon (a) the Closing Date with respect to each Facility LC issued and outstanding under the Previous Credit Agreement, (b) the issuance by the LC Issuer of each other Facility LC in accordance with this Section 2.20 and (c) the Modification of each Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.20.3 Notice.  Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 11:00 a.m. (Charlotte, North Carolina time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  The LC Issuer shall promptly notify the Agent, and, upon issuance only, the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such Facility LC.  The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.20.4 LC Fees.  The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, and (ii) with respect to each commercial Facility LC, a letter of credit fee at a per annum rate equal to 0.20% on the average daily undrawn stated amount under such commercial Facility LC (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount), such fee to be payable upon demand on the date the LC Issuer shall make payment on such commercial Facility LC.  The Borrower shall also pay to the LC Issuer for its own account (x) a fronting fee at a per annum rate equal to 0.125% on the average daily undrawn stated amount under each standby Facility LC, such fee to be payable in arrears on each Payment Date, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the

LC Issuer’s standard schedule for such charges as in effect from time to time.  Each fee described in this Section 2.20.4 shall constitute an “LC Fee”.

2.20.5 Administration; Reimbursement by Lenders.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”).  The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Charlotte, North Carolina time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.20.6 Reimbursement by Borrower.  The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the rate applicable to Floating Rate Advances, including any increase thereof pursuant to Section 2.11, from and after the applicable LC Payment Date.  The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5.  Subject to the terms and conditions of this Agreement (including, without limitation, the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.20.7 Obligations Absolute.  The Borrower’s obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC.  The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower.  Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

2.20.8 Actions of LC Issuer.  The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer.  In the absence of (x) willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, the LC Issuer shall be fully (i) justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and (ii) protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.20.9 Indemnification.  The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC, (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, or (z) the failure of any Lender to fulfill or comply with its obligations to the LC Issuer hereunder.

2.20.10 Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

2.20.11 Facility LC Collateral Account.  The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements reasonably satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1.  The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders (including the LC Issuer), a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations.  The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Wachovia having a maturity not exceeding thirty (30) days.  Nothing in this

Section 2.20.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

2.20.12 Rights as a Lender.  In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

2.21. Extension of Revolving Credit Termination Date.  No earlier than sixty (60) days and no later than thirty (30) days prior to each anniversary of the Closing Date, the Borrower shall have the option to request an extension of the Revolving Credit Termination Date for an additional one-year period; provided that no more than two (2) of such one-year extensions shall be permitted hereunder.  Any election by a Lender to extend its Commitment will be at such Lender’s sole discretion.  Subject to the Agent’s receipt of written consents to such extension from the Required Lenders, and so long as no Default or Unmatured Default has occurred and is continuing, the Revolving Credit Termination Date shall be extended for an additional one-year period for each consenting Lender; provided that each non-consenting Lender shall be required only to complete its Commitment up to the previously effective Revolving Credit Termination Date (without giving effect to such extension).  All Obligations and other amounts payable hereunder to such non-consenting Lender shall become due and payable by the Borrower on the previously effective Revolving Credit Termination Date (without giving effect to such extension) and the Aggregate Commitment shall be reduced by the total Commitments of all non-consenting Lenders expiring on such previously effective Revolving Credit Termination Date (without giving effect to such extension) unless one or more lenders (including other Lenders) shall have agreed to assume or increase a Commitment hereunder.  Each non-consenting Lender shall be required to maintain its original Commitment up to the previously effective Revolving Credit Termination Date (without giving effect to such extension) that such non-consenting Lender had previously agreed upon.

2.22. Increase of Aggregate Commitment.

2.22.1 At any time prior to the Revolving Credit Termination Date, the Borrower shall have the ability, in consultation with the Agent, to request increases in the Aggregate Commitment; provided that (A) no Lender shall have any obligation to increase its Commitment, (B) the Borrower shall only be permitted to request such an increase on four (4) separate occasions, (C) each such requested increase shall be in a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to clause (D) below, (D) in no event shall the aggregate amount of all such increases exceed $200,000,000, (E) no Default or Unmatured Default shall have occurred and be continuing or would result from the proposed increase and (F) the Borrower shall have obtained all necessary corporate authorizations and governmental approvals in order to effect such increase.

2.22.2 The Agent shall promptly give notice of such requested increase to the Lenders.  Each Lender shall notify the Agent within ten (10) Business Days (or such longer period of time which may be agreed upon by the Agent and the Borrower and communicated to the Lenders) from the date of delivery of such notice to the Lenders whether or not it agrees to increase its Commitment and, if so, by what amount.  Any

Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  The Agent shall notify the Borrower of the Lenders’ responses to each request made hereunder.  The Borrower may also invite additional Purchasers which meet the requirements set forth in Section 12.3.1 to become Lenders pursuant to a joinder agreement in the form attached hereto as Exhibit F.

2.22.3 The Aggregate Outstanding Credit Exposure will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Pro Rata Shares (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 3.4 in connection with such reallocation as if such reallocation were a repayment).

2.23. Swing Line Loans.

2.23.1 Amount of Swing Line Loans.  Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Revolving Credit Termination Date, the Swing Line Lender may, in its sole discretion and on the terms and conditions set forth in this Agreement, make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Limit, provided that Swing Line Loans may be made even if the aggregate principal amount of Swing Line Loans outstanding at any time, when added to the aggregate principal amount of Revolving Loans made by the Swing Line Lender in its capacity as a Lender at such time and its LC Obligations at such time, would exceed the Swing Line Lender’s own Commitment as a Lender at such time and provided further that at no time shall (a) the Aggregate Outstanding Credit Exposure at any time exceed the Aggregate Commitment or (b) the sum of (i) the Swing Line Lender’s Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, plus (iii) an amount equal to the Swing Line Lender’s ratable obligation to purchase participations in the LC Obligations at such time, exceed the Swing Line Lender’s Commitment at such time.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Revolving Credit Termination Date.  Subject to the terms and conditions of this Agreement (including, without limitation, the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance (other than a Swing Line Loan) hereunder for the purpose of repaying any Swing Line Loan.

2.23.2 Borrowing Notice.  The Borrower shall deliver to the Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than noon (Charlotte, North Carolina time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $500,000 and in an integral multiple of $100,000 in excess thereof.  The Swing Line Lender shall give prompt notice, but in any event not later than 1:00 p.m. (Charlotte,

North Carolina time) to the Borrower and the Agent in the event that the Swing Line Lender declines to make such Swing Line Loan (a “Decline Notice”);  it being understood that the failure of the Swing Line Lender to provide a Decline Notice in a timely manner shall be deemed the consent of the Swing Line Lender to provide such Swing Line Loan in accordance with the terms of this Agreement.  The Swing Line Loans shall bear interest at the Swing Line Rate.

2.23.3 Making of Swing Line Loans.  Promptly after receipt of a Swing Line Borrowing Notice, provided that the Agent has not received a Decline Notice from the Swing Line Lender in respect thereof, the Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan.  Not later than 2:00 p.m. (Charlotte, North Carolina time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Charlotte, North Carolina, to the Agent at its address specified pursuant to Article XIII.  The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent’s aforesaid address.

2.23.4 Repayment of Swing Line Loans.  Each Swing Line Loan shall be paid in full by the Borrower on or before the fourteenth (14th) Business Day after the Borrowing Date for such Swing Line Loan; provided, that such payment shall not be made by the proceeds of any other Swing Line Loans.  In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fourteenth (14th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation and to the extent available, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan.  Not later than noon (Charlotte, North Carolina time) on the date of any notice received pursuant to this Section 2.23.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Charlotte, North Carolina to the Agent at its address specified pursuant to Article XIII.  Revolving Loans made pursuant to this Section 2.23.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in this Article II.  Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.23.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever.  In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.23.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied.  In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.23.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.  On the Revolving Credit Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

ARTICLE III

YIELD PROTECTION; TAXES

3.1. Yield Protection.  If, on or after the date of this Agreement, the adoption of any law, rule or regulation or any change in any such law, rule or regulation or in the interpretation or administration thereof by any governmental, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

3.1.1 subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, Facility LCs or participations therein, or

3.1.2 imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

3.1.3 imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Commitment or Eurodollar Loans or Swing Line Loans or of issuing or participating in Facility LCs or Swing Line Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Commitment or Eurodollar Loans or Swing Line Loans or Facility LCs (including participations therein), or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Commitment or Eurodollar Loans or Swing Line Loans or Facility LCs (including participations therein) held or interest or LC Fees received by it, by an amount deemed material by such Lender.

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans, Swing Line Loans or Commitment or of issuing or participating in Facility LCs or Swing Line Loans, as applicable, or to reduce the return received by such Lender or applicable Lending Installation in connection with such

Eurodollar Loans, Swing Line Loans, Commitment or Facility LCs or Swing Line Loans (including participations therein), then, within fifteen (15) days of demand, accompanied by the written statement required by Section 3.6, by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received; provided that no such amount shall be payable with respect to any period commencing more than ninety (90) days prior to the date such Lender first notifies the Borrower of its intention to demand compensation therefor under this Section 3.1.

3.2. Changes in Capital Adequacy Regulations.  If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a “Change” (as defined below), then, within fifteen (15) days of demand, accompanied by the written statement required by Section 3.6, by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans and issue or participate in Facility LCs or Swing Line Loans, as applicable, hereunder (after taking into account such Lender’s policies as to capital adequacy); provided that no such amount shall be payable with respect to any period commencing more than thirty (30) days before the date such Lender first notifies the Borrower of its intention to demand compensation under this Section 3.2.  “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency given or made after the date of this Agreement.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3. Availability of Types of Advances.  If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4. Funding Indemnification.  If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration,

prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower in a Borrowing Notice or a Conversion/Continuation Notice for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower pursuant to Section 2.7 for any reason, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5. Taxes.  (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Agent, in each case within thirty (30) days after such payment is made.

(ii)
In addition, the Borrower shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii)
The Borrower shall indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender as a result of its Commitment, any Loans made by it hereunder, any Facility LC issued or participated in by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within thirty (30) days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

(iv)
Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten (10) Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder), (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or (ii) in the case of a Non-U.S. Lender that is fiscally transparent, deliver to the Agent a United States Internal Revenue Form W-8IMY together with the applicable accompanying forms, W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States withholding tax.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)
For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to gross up or indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)
Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)
If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent and the Borrower fully for all amounts paid, directly or indirectly, by the Agent or the Borrower, as the case may be, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent or the Borrower, as the case may be, under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent or the Borrower, as the case may be, which attorneys may be employees of the Agent or the Borrower, as the case may be).  The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

(viii)
In the event that the Borrower makes a payment for the account of any Lender and such Lender, in its reasonable judgment, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its reasonable judgment, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding.  Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit or oblige any Lender to claim any tax credit or to disclose any information in relation to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, relief, remissions or repayments to which it may be entitled.

3.6. Lender Statements; Survival of Indemnity.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within fifteen (15) days after demand and receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

3.7. Alternative Lending Installation.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender.  A Lender’s designation of an alternative Lending Installation shall not affect the Borrower’s rights under Section 2.19 to replace a Lender.

ARTICLE IV

CONDITIONS PRECEDENT

4.1. Initial Credit Extension.  The effectiveness of this Agreement and the obligation of the Lenders to make the initial Credit Extension hereunder shall be subject to the satisfaction of the following conditions precedent and, if applicable, the delivery by the Borrower to the Agent sufficient copies for the Lenders of:

4.1.1 Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

4.1.2 Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

4.1.3 An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall (i) identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower and (ii) certify as to the tax identification number and business address of the Borrower, as well as any other information reasonably requested in writing by the Agent or any Lender prior to the Closing Date as necessary for the Agent or any Lender to verify the identity of the Borrower as required by Section 326 of the USA PATRIOT ACT.

4.1.4 A certificate, signed by the chief financial officer or treasurer of the Borrower, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing.

4.1.5 A written opinion of the Borrower’s counsels, in form and substance satisfactory to the Agent and addressed to the Lenders, in substantially the form of Exhibit A.

4.1.6 Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

4.1.7 Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

4.1.8 The Agent shall have determined that there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Loans hereunder.

4.1.9 Each lender party to the Previous Credit Agreement which will not be a Lender under this Agreement on the Closing Date shall have assigned its “Commitment” under the Previous Credit Agreement to a Lender.

4.1.10 Such other documents as any Lender or its counsel may have reasonably requested.

The Agent shall promptly notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

4.2. Each Credit Extension.  The Lenders shall not (except as set forth in Section 2.23.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension (including the initial Credit Extension hereunder) unless on the applicable Credit Extension Date:

4.2.1 There exists no Default or Unmatured Default.

4.2.2 The representations and warranties contained in Article V (other than representations and warranties set forth in Sections 5.5 and 5.7) are true and correct in all material respects as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

4.2.3 All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice, Swing Line Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and 4.2.2 have been satisfied.  Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1. Existence and Standing.  Each of the Borrower and its Material Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect.

5.2. Authorization and Validity.  The Borrower has the power and authority and legal right to execute and deliver the Loan Documents (as in effect on the date that this representation is made or deemed made) and to perform its obligations thereunder.  The execution and delivery by the Borrower of the Loan Documents (as in effect on the date that this representation is made or deemed made) and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3. No Conflict; Government Consent.  Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Subsidiaries or (ii) the Borrower’s or any Material Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Material Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violations, conflicts or defaults which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Material Subsidiaries, is required to be obtained by the Borrower or any of its Material Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations thereunder or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4. Financial Statements.  The December 31, 2005 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5. Material Adverse Change.  Since December 31, 2005, except as disclosed in the SEC Reports and on Schedule 4 hereto, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, on a consolidated basis, which could reasonably be expected to have a Material Adverse Effect.

5.6. Taxes.  The Borrower and its Material Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Material Subsidiaries, except in respect of such taxes, if any, (i) which are not in the aggregate material or (ii) as are being contested in good faith and as to which adequate reserves have been set aside in accordance with GAAP and as to which no Lien exists (except as permitted by Section 6.12.1).  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7. Litigation.  Except as disclosed in the SEC Reports and on Schedule 5 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

5.8. Subsidiaries.  Schedule 1 contains an accurate list of all Material Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock or other ownership interests of such Material Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9. Regulation U.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Advance, margin stock (as so defined) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.10. Compliance With Laws.  The Borrower and its Material Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement and except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

5.11. Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.12. Non-Energy-Related Assets.  The material assets owned by OG&E on the Closing Date which are not Energy-Related Assets are identified on Schedule 3.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1. Financial Reporting.  The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

6.1.1 Within ninety (90) days after the close of each of its fiscal years, financial statements prepared in accordance GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by an audit report, consistent with the requirements of the Securities and Exchange Commission, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders.

6.1.2 Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or treasurer.

6.1.3 Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by an Authorized Officer showing the calculations necessary to determine compliance with Sections 6.10(v) and 6.14 and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

6.1.4 If requested, within 270 days after the close of each fiscal year of the Borrower, a copy of the actuarial report showing the Unfunded Liabilities of each Single Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA.

6.1.5 As soon as possible and in any event within ten (10) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan that could reasonably be expected to have a Material Adverse Effect, a statement, signed by the chief financial officer or treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

6.1.6 From time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

6.1.7 Promptly upon the filing thereof, copies of all registration statements (other than any registration statement on Form S-8 and any registration statement in connection with a dividend reinvestment plan, shareholder purchase plan or employee benefit plan) and reports on form 10-K, 10-Q or 8-K (or their equivalents) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

Information required to be delivered pursuant to these Sections 6.1.1, 6.1.2, and 6.1.7 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Lenders that such information has been posted on the Securities and Exchange Commission website on the Internet at sec.gov/edaux/searches.htm, on the Borrower’s IntraLinks site at intralinks.com or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 6.1.3 and such notice or certificate shall also be deemed to have been delivered upon being posted to the Borrower’s IntraLinks site or such other website and (ii) the Borrower shall deliver paper copies of the information referred to in Sections 6.1.1, 6.1.2 and 6.1.7 to any Lender which requests such delivery.

6.2. Use of Proceeds.  The Borrower will use the proceeds of the Credit Extensions to refinance existing indebtedness and for general corporate purposes, including without limitation commercial paper liquidity support.  The Borrower shall use the proceeds of the Advances in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulations U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

6.3. Notice of Default.  The Borrower will deliver to the Agent within five (5) days after any officer of the Borrower with responsibility relating thereto obtains knowledge of any Default or Unmatured Default, if such Default or Unmatured Default is then continuing, a certificate of an Authorized Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

6.4. Maintenance of Existence.  The Borrower will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate or other legal existence and their respective rights, privileges and franchises material to the normal conduct of their respective businesses; provided that nothing in this Section 6.4 shall prohibit (i) any transaction permitted pursuant to Section 6.10 or (ii) the termination of any right, privilege or franchise of the Borrower or any Material Subsidiary or of the corporate or other legal existence of any Material Subsidiary or the change in form of organization of the Borrower or any Material Subsidiary if the Borrower in good faith determines that such termination or change is in the best interest of the Borrower, is not materially disadvantageous to the Lenders and, in the case of a change in the form of organization of the Borrower, the Agent has consented thereto.

6.5. Taxes.  The Borrower will, and will cause each Material Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those (i) which are not in the aggregate material or (ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

6.6. Insurance.  The Borrower will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

6.7. Compliance with Laws.  The Borrower will, and will cause each Material Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where failure to so comply could not reasonably be expected to result in a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or necessity of compliance therewith is being contested in good faith by appropriate proceedings.

6.8. Maintenance of Properties.  Subject to Section 6.10, the Borrower will, and will cause each Material Subsidiary to keep its Property useful and necessary in the operation of its business in good repair, working order and condition, ordinary wear and tear excepted.

6.9. Inspection; Keeping of Books and Records.  The Borrower will, and will cause each Material Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property (subject to such physical security requirements as the Borrower or the applicable Subsidiary may reasonably require), to examine and make copies of the books of accounts and other financial records of the Borrower and each Material Subsidiary (except to the extent that such access is restricted by law or by a bona fide non-disclosure agreement not entered into for the purpose of evading the requirements of this Section), and to discuss the affairs, finances and accounts of the Borrower and each Material Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Agent or any Lender may designate.  The Borrower shall keep and maintain, and cause each of its Material Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

6.10. Fundamental Changes.  The Borrower will not, nor will it permit any Material Subsidiary to, merge or consolidate with or into any other Person or sell, lease, transfer or otherwise dispose (collectively, “Disposition”) all or substantially all of its assets, except that (i) a Material Subsidiary may merge into the Borrower or another Material Subsidiary or any other Person if after giving effect thereto such Person becomes a Material Subsidiary, (ii) the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) after giving effect thereto, no Default shall have occurred and be continuing, (iii) Dispositions may be made to the Borrower or a Material Subsidiary, (iv) Dispositions may be made by a Material Subsidiary to another Person who becomes a Material Subsidiary and (v) Dispositions may be made of all or a portion of the assets or capital stock of (or other ownership interest in) Enogex or any of its Subsidiaries, or Enogex or any of its Subsidiaries may merge or consolidate with any Person, so long as during the period from the Closing Date to the date of such transaction the aggregate amount of Energy-Related Assets transferred by OG&E, either directly or indirectly, to Enogex or any of its Subsidiaries and subsequently sold, transferred or otherwise disposed of to an unaffiliated third party shall not exceed 25% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, as shown on the consolidated balance sheet of the Borrower and its Subsidiaries most recently delivered to the Lenders pursuant to Section 6.1.1 or 6.1.2, as applicable, prior to the date of determination.

6.11. Intentionally Omitted.

6.12. Liens.  The Borrower will not, nor will it permit any Material Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Material Subsidiaries, except:

6.12.1 Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

6.12.2 Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

6.12.3 Liens including Liens imposed by Environmental Laws arising in the ordinary course of its business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $40,000,000 at any time at which Investment Grade Status does not exist as to the Borrower and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

6.12.4 Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

6.12.5 Liens existing on the date hereof and described in Schedule 2.

6.12.6 Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

6.12.7 Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

6.12.8 Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto.

6.12.9 Liens existing on property or assets at the time of acquisition thereof by the Borrower or a Subsidiary; provided that (i) such Liens existed at the time of such acquisition and were not created in anticipation thereof, and (ii) any such Lien does not encumber any other property or assets (other than additions thereto and property in replacement or substitution thereof).

6.12.10 Liens existing on property or assets of a Person which is merged or consolidated with or into the Borrower or any Subsidiary, or otherwise becomes a Subsidiary; provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, and (ii) any such Lien does not encumber any other property or assets (other than additions thereto and property in replacement or substitution thereof).

6.12.11 Liens arising by reason of any judgment, decree or order of any court or other governmental authority, if appropriate legal proceedings are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, in an aggregate amount not to exceed $65,000,000 at any time outstanding.

6.12.12 Leases and subleases of real property owned or leased by the Borrower or any Subsidiary not interfering with the ordinary conduct of the business of the Borrower and the Subsidiaries.

6.12.13 Liens securing Indebtedness (including Capitalized Lease Obligations) of the Borrower and its Subsidiaries incurred to finance the acquisition, repair, construction, development or improvement of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with or within 18 months of the acquisition or completion of repair, construction, development or improvement of such fixed or capital assets and (ii) such Liens do not encumber any property other than the property financed by such Indebtedness (other than additions thereto and property in replacement or substitution thereof).

6.12.14 Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or for the benefit of holders of securities issued by any such entity, to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of the repair, construction, development or improvement of any fixed or capital assets; provided that such Liens do not encumber any property other than the property financed by such Indebtedness (other than additions thereto and property in replacement or substitution thereof).

6.12.15 Liens securing Indebtedness of the Borrower to a Subsidiary or of a Subsidiary to the Borrower or another Subsidiary.

6.12.16 Liens arising in connection with a Receivables Purchase Facility.

6.12.17 Liens created or assumed by a Subsidiary on any contract for the sale of any product or service or any proceeds therefrom (including accounts and other receivables) or related to the operation or use of any acquired property and created not later than 18 months after the later of the date such acquisition or the commencement of full operation of such property.

6.12.18 Liens created by a Subsidiary on advance payment obligations by such Subsidiary to secure indebtedness incurred to finance advances for oil, gas hydrocarbon and other mineral exploration and development.

6.12.19 Cash collateral and other Liens securing obligations of any Subsidiary incurred in the ordinary course of its energy marketing business.

6.12.20 Liens securing obligations, neither assumed by the Borrower or any Subsidiary nor on account of which the Borrower or any Subsidiary customarily pays interest, upon real estate or under which any Subsidiary has a right-of-way, easement, franchise or other servitude or of which any Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment.

6.12.21 Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution.

6.12.22 Renewals, extensions and replacements of the Liens permitted under Sections 6.12.5, 6.12.9, 6.12.10, 6.12.13, 6.12.14, 6.12.17 and 6.12.18 above; provided that no such Lien shall as a result thereof cover any additional assets (other than additions thereto and property in replacement or substitution thereof).

6.12.23 Liens granted to the Agent for the benefit of the Lenders in the Facility LC Collateral Account, as set forth in Section 2.20.13.

6.12.24 Liens not described in Sections 6.12.1 through 6.12.23, inclusive, securing Indebtedness of the Borrower (other than Indebtedness of the Borrower owed to any Subsidiary) and/or securing Indebtedness of the Borrower’s Subsidiaries (other than Indebtedness of any Subsidiary owed to the Borrower or any other Subsidiary),  in an aggregate outstanding amount not to exceed ten percent (10%) of the consolidated assets of the Borrower and its Subsidiaries at the time of such incurrence.

6.13. Affiliates.  The Borrower will not, and will not permit any Material Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and its Subsidiaries) except upon fair and reasonable terms no less favorable to the Borrower or such Material Subsidiary than the Borrower or such Material Subsidiary would obtain in a comparable arms-length transaction.

6.14. Leverage Ratio.  The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Indebtedness to (ii) Consolidated Capitalization to be greater than 0.65 to 1.0.

                                ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1   Any representation or warranty made or deemed made by or on behalf of the Borrower under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2   Nonpayment of principal of any Loan when due, or nonpayment of any Reimbursement Obligation within five (5) Business Days after the same becomes due, or nonpayment of interest upon any Loan or of any fee or other obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

7.3   The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.12, 6.13 or 6.14.

7.4   The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice is given to the Borrower by the Agent or any Lender.

7.5   Failure of the Borrower or any of its Material Subsidiaries to pay when due (after any applicable grace period) any Material Indebtedness; or any Material Indebtedness of the Borrower or any of its Material Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Material Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6   The Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith in a timely manner any appointment or proceeding described in Section 7.7.

7.7   Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

7.8    A judgment or other court order for the payment of money in excess of $65,000,000 shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue without being vacated, discharged, satisfied or stayed or bonded pending appeal for a period of forty-five (45) days.

7.9    The Unfunded Liabilities of all Single Employer Plans could in the aggregate reasonably be expected to result in a Material Adverse Effect or any Reportable Event shall occur in connection with any Plan that could reasonably be expected to have a Material Adverse Effect.

7.10  Any Change in Control shall occur.

7.11  The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, pursuant to Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $65,000,000 or requires payments exceeding $10,000,000 per annum.

7.12  The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $65,000,000.

7.13  Any Loan Document shall fail to remain in full force or effect or any action shall be taken by the Borrower to assert the invalidity or unenforceability of any Loan Document.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.  Acceleration.  (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties (other than the Agent and the Lenders) and has not been applied against the Obligations (the “Collateral Shortfall Amount”).  If any other Default occurs, the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay (a “Funding Demand”), and the Borrower will forthwith upon such demand and without any further notice or act pay to the Agent the Collateral Shortfall Amount which funds shall be deposited in the Facility LC Collateral Account.

(ii)     If at any time while any Default is continuing with respect to which the Required Lenders have made a Funding Demand, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)    The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations.

(iv)   Except as expressly provided below, at any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall, unless the Required Lenders shall otherwise consent, have any right to withdraw any of the funds held in the Facility LC Collateral Account.  Upon request of the Borrower, the Agent shall permit the Borrower to withdraw from the Facility LC Collateral Account, so long as no Default then exists, the balance of the Facility LC Collateral Account.  If a Default then exists, the Agent shall, upon the request of the Borrower apply the Excess Balance (as defined below) to the payment of the Obligations; provided further that if there are no Obligations (other than LC Obligations) due and payable, the Agent shall, upon request of the Borrower, release to the Borrower the Excess Balance.  As used herein, “Excess Balance” means the amount by which the balance of the Facility LC Collateral Account exceeds the amount of L/C Obligations.  In addition, after all of the Obligations have been paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v)    If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2.  Amendments.  Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders affected thereby:

8.2.1 Except as specifically provided in this Agreement, extend the final maturity of any Loan, extend the expiry date of any Facility LC to a date after the Revolving Credit Termination Date, or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or any Reimbursement Obligations related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto (other than a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

8.2.2 Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of “Pro Rata Share”.

8.2.3 Except as specifically provided in this Agreement, (i) extend the Revolving Credit Termination Date, or (ii) reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or (iii) increase the amount of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or (iv) permit the Borrower to assign its rights or obligations under this Agreement.

8.2.4 Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, no amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer.  The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

8.3. Preservation of Rights.  No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

          ARTICLE IX

GENERAL PROVISIONS

9.1. Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2. Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3. Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4. Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than those contained in the fee letters described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

9.5. Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6. Expenses; Indemnification.  (i)  The Borrower shall reimburse the Agent and each Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent and expenses of and fees for other advisors and professionals engaged by the Agent or any Arranger) paid or incurred by the Agent or any Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents.  The Borrower also agrees to reimburse the Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges and expenses of attorneys and paralegals for the Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers and the Lenders, which attorneys and paralegals may be employees of the Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers

or the Lenders) paid or incurred by the Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers or any Lender in connection with the collection and enforcement of the Loan Documents.

(ii)
The Borrower hereby further agrees to indemnify the Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Syndication Agent, the Co-Documentation Agents, either Arranger, any Lender or any affiliate is a party thereto, and all reasonable attorneys’ and paralegals’ fees, reasonable time charges and reasonable expenses of attorneys and paralegals of the party seeking indemnification, which attorneys and paralegals may or may not be employees of such party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification.  The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7. Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders, to the extent that the Agent deems necessary.

9.8. Accounting.  Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles.  If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Borrower’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations.  In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.  Notwithstanding the foregoing, all financial statements to be delivered by the Borrower pursuant to Section 6.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

9.9. Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10. Nonliability of Lenders.  The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender.  Neither the Agent nor any Arranger or Lender shall have any fiduciary responsibilities to the Borrower.  Neither the Agent nor any Arranger or Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  The Borrower agrees that neither the Agent nor any Arranger or Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  Neither the Agent nor any Arranger or Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11. Confidentiality.  Each of the Agent and the Lenders agrees that any information delivered or made available by the Borrower pursuant to this Agreement shall be kept confidential, shall be used solely in connection with evaluating, approving, structuring, administering or enforcing the credit facility contemplated hereby and shall not be provided to any other Person; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender or the Agent, (b) to any other Person if reasonably incidental to the evaluation, administration or enforcement of the credit facility contemplated hereby, which Person has been informed of the confidential nature of such information, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Lender prohibited by this Agreement, (f) in connection with any litigation (to the extent relating to or involving the Loan Documents or the credit facility evidenced thereby) to which the Agent, any Lender or its Affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lender’s or the Agent’s legal counsel, independent auditors and other professional advisors, which Persons have been informed of the confidential nature of such information, (i) to such Lender’s direct or indirect contractual counterparties in swap agreements relating to this Agreement, or the Commitments or Loans hereunder, or to legal counsel, accountants and other professional advisors to such counterparties, in each case which have been informed as to the confidential nature of such information, (j) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder and (k) subject to provisions substantially similar to those contained in this Section 9.11, to any actual or proposed Participant or assignee.

9.12. Lenders Not Utilizing Plan Assets.  Each Lender represents and warrants that none of the consideration used by such  Lender to make its Loans constitutes for any purpose of

ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such  Lender in and under the Loan Documents shall not constitute such “plan assets” under ERISA.

9.13. Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

9.14. Disclosure.  The Borrower and each Lender, including the LC Issuer, hereby acknowledge and agree that Wachovia and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.15. USA Patriot Act Notification.  The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  Accordingly, when the Borrower opens an account, the Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify the Borrower.  The Agent and the Lenders may also ask to see the Borrower’s legal organizational documents or other identifying documents.

ARTICLE X

THE AGENT

10.1. Appointment; Nature of Relationship.  Wachovia Bank, National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2. Powers.  The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

10.3. General Immunity.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4. No Responsibility for Loans, Recitals, etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.  The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

10.5. Action on Instructions of Lenders.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6. Employment of Agents and Counsel.  The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

10.7. Reliance on Documents; Counsel.  The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

10.8. Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Agent, the Syndication Agent and the Co-Documentation Agents ratably in proportion to the Lenders’ Pro Rata Shares of the Aggregate Commitment (or, if the Aggregate Commitment has been terminated, of the Outstanding Credit Exposure) (i) for any amounts not reimbursed by the Borrower for which the Agent, the Syndication Agent or either Co-Documentation Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent, the Syndication Agent, or either Co-Documentation Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent or the Syndication Agent in connection with any dispute between the Agent or the Syndication Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent, the Syndication Agent, or either Co-Documentation Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent, the Syndication Agent, or either Co-Documentation Agent in connection with any dispute between the Agent, the Syndication Agent, the Co-Documentation Agents and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9. Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”.  In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

10.10. Rights as a Lender.  In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity.  The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.  The Agent, in its individual capacity, is not obligated to remain a Lender.

10.11. Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent, any Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12. Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign.  The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent.  Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder.  If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment.  Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent.  Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

10.13. Agent and Arrangers’ Fees.  The Borrower agrees to pay to the Agent and each Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and such Arranger pursuant to those certain letter agreements dated November 29, 2006, or as otherwise agreed from time to time.

10.14. Delegation to Affiliates.  The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

10.15. Syndication Agent and Co-Documentation Agents.  None of the Syndication Agent and the Co-Documentation Agents shall have any obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders.  Without limiting the foregoing, none of the Syndication Agent and the Co-Documentation Agents shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgements with respect to the Syndication Agent and the Co-Documentation Agents as it makes with respect to the Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1. Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2. Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than (i) payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5, (ii) payments in accordance with Section 2.21 to any Lender which has not extended its Commitment pursuant to such Section and (iii) payments to which the LC Issuer or the Swing Line Lender is entitled under Section 2.20.6 or Section 2.23.4, as applicable) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1. Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2.  Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.3.  The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Agent may treat each Lender which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Lender complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Lender which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person.  Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Lender, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

12.2. Participations.

12.2.1 Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such

Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.  Notwithstanding the foregoing, unless a Default has occurred and is continuing, the Lenders may not sell participations in respect of their Loans or Commitments to any competitor of the Borrower or any other company engaged in the business of selling or distributing energy products.

12.2.2 Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2.

12.2.3 Benefit of Certain Provisions.  The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.  The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2, 3.4 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.3. Assignments.

12.3.1 Permitted Assignments.  Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents.  Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto.  Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.  Notwithstanding the foregoing, unless a Default has occurred and is continuing, the Lenders may not make assignments in respect of their Loans or Commitments to any competitor of the Borrower or any other company engaged in the business of selling or distributing energy products.

12.3.2 Consents.  The consent of the Agent and the Borrower shall be required prior to an assignment becoming effective; provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing.  Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

12.3.3 Effect; Effective Date.  Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.2, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment.  The assignment shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent.  In the case of an assignment covering all of the assigning Lender’s rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrower of the Notes (if any) held by the transferor Lender, new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or if the Aggregate Commitment has been terminated, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.

12.3.4 Register.  The Agent, acting solely for this purpose as an agent of the Borrower (and the Borrower hereby designates the Agent to act in such capacity), shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the

Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

12.4. Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5. Tax Certifications.  If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

13.1. Notices.  Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Lenders or the Agent, at its address or facsimile number set forth on the signature pages hereof or, (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1.  Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that, subject to Section 2.14, notices to the Agent under Article II shall not be effective until received.

13.2. Change of Address.  The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed original counterpart of this Agreement.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1     CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2     CONSENT TO JURISDICTION.  THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

15.3     WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY

ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

OGE ENERGY CORP.,
as the Borrower

By:	/s/ Deborah S. Fleming
Name:	Deborah S. Fleming
Title:	Treasurer

Address:
321 N. Harvey
Oklahoma City, OK 73102

Attention:	Deborah S. Fleming
Telephone No.:	(405) 553-3800
Facsimile No.:	(405) 553-3576

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:	/s/ Henry R. Biedrzycki
Name:	Henry R. Biedrzycki
Title:	Director

Address:
301 S. College St.
NC 5562
Charlotte, NC 28288

Attention:	Henry R. Biedrzycki
Telephone No.:	(704) 374-4914
Facsimile No.:	(704) 383-6647

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and as a Lender

By:	/s/ Robert Traband
Name:	Robert Traband
Title:	Vice President

Address:
712 Main Street, 12 Fl Central
Mail Code: TX2-NO86
Houston, TX 77002

Attention:	Peter Licalzi
Telephone No.:	(713) 216-8869
Facsimile No.:	(713) 216-4117

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

THE ROYAL BANK OF SCOTLAND plc,
as Co-Documentation Agent and as a Lender

By:	/s/ Brian Smith
Name:	Brian Smith
Title:	Vice President

Address:
600 Travis St., Suite 6500
Houston, TX 77002

Attention:	Lionel Baptista
Telephone No.:	(713) 221-2408
Facsimile No.:	(713) 221-2430

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

UBS SECURITIES LLC,
as Co-Documentation Agent

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

UBS LOAN FINANCE LLC,
as a Lender

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

Address:
677 Washington Boulevard
Stanford, CT 06901

Attention:	Robert Arscott
Telephone No.:	(203) 719-8269
Facsimile No.:	(203) 719-3888

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

UNION BANK OF CALIFORNIA, N.A.,
as Co-Documentation Agent and as a Lender

By:	/s/ Efrain Soto
Name:	Efrain Soto
Title:	Vice President

Address:
445 S. Figueroa Street, 15th Floor
Los Angeles, CA 91331

Attention:	Efrain Soto
Telephone No.:	(213) 236-5779
Facsimile No.:	(213) 236-4096

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

MIZUHO CORPORATE BANK, LTD.
as a Lender

By:	/s/ Makota Murata
Name:	Makota Murata
Title:	Deputy General Manager

Address:
1251 Avenue of the Americas
32nd Floor
New York, NY 10020

Attention:	Nelson Y. Chang
Telephone No.:	(212) 282-3465
Facsimile No.:	(212) 282-4488

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

CITIBANK, N.A.,
as a Lender

By:	/s/ Oscar Cragwell
Name:	Oscar Cragwell
Title:	Vice President

Address:
388 Greenwich St., 21st Floor
New York, NY 10013

Attention:	Oscar Cragwell
Telephone No.:	(212) 816-8113
Facsimile No.:	(646) 291-1757

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

BANK OF OKLAHOMA, N.A.,
as a Lender

By:	/s/ Laura Christofferson
Name:	Laura Christofferson
Title:	Senior Vice President

Address:
201 Robert S. Kerr Ave.
Oklahoma City, OK 73102

Attention:	Laura Christofferson
Telephone No.:	(405) 272-2327
Facsimile No.:	(405) 272-2588

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Keven D. Smith
Name:	Keven D. Smith
Title:	Senior Vice President

Address:
127 Public Square
Mailcode OH 01-27-0847
Cleveland, OH 44114

Attention:	Antoinette A. Anders
Telephone No.:	(216) 689-4567
Facsimile No.:	(216) 689-5962

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

LEHMAN BROTHERS COMMERCIAL BANK,
as a Lender

By:	/s/ George Janes
Name:	George Janes
Title:	Chief Credit Officer

Address: C/O Brian McNany
Lehman Brothers Commercial Bank
5th floor
745 7th Ave
New York, NY 10019

Attention:	Brian McNany
Telephone No.:	(212) 526-9461
Facsimile No.:	(646) 758-5172

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

THE BANK OF NEW YORK,
as a Lender

By:	/s/ David T. Sunderwirth
Name:	David T. Sunderwirth
Title:	Managing Director

Address:
One Wall Street, 19th Floor
New York, NY 10286

Attention:	Raymond J. Palmer
Telephone No.:	(212) 635-7834
Facsimile No.:	(212) 635-7923

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

UMB BANK, n.a.
as a Lender

By:	/s/ Mary Wolf
Name:	Mary Wolf
Title:	Sr. Vice President

Address:
204 N. Robinson, Suite 200
Oklahoma City, OK 73102

Attention:	Mary Wolf
Telephone No.:	(405) 239-5864
Facsimile No.:	(405) 236-1971

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

US BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Timothy M. Hill
Name:	Timothy M. Hill
Title:	Assistant Relationship Manager

Address:
One US Bank Plaza
St. Louis, MO 63101

Attention:	Timothy M. Hill
Telephone No.:	(314) 418-8196
Facsimile No.:	(314) 418-3859

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

BANCFIRST,
as a Lender

By:	/s/ Mark C. Demos
Name:	Mark C. Demos
Title:	Senior Vice President

Address:
Post Office Box 26788
Oklahoma City, OK 73126

Overnight:
101 North Broadway
Oklahoma City, OK 73102

Attention:	Mark Demos
Telephone No.:	(405) 270-7446
Facsimile No.:	(405) 270-6979

SIGNATURE PAGE TO
OGE ENERGY CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
DECEMBER 2006

COMMITMENT SCHEDULE

LENDER	COMMITMENT
Wachovia Bank, National Association
JPMorgan Chase Bank, N.A.
The Royal Bank of Scotland plc
UBS Loan Finance LLC
Mizuho Corporate Bank
Union Bank of California, N.A.
Citibank, N.A.
Bank of Oklahoma, N.A.
Keybank National Association
Lehman Brothers Commercial Bank
The Bank of New York
UMB Bank, n.a.
US Bank National Association
BancFirst

$63,000,000 $63,000,000 $58,500,000 $58,500,000 $58,500,000 $58,500,000 $36,000,000 $36,000,000 $36,000,000 $36,000,000 $36,000,000 $24,000,000 $18,000,000 $18,000,000
AGGREGATE COMMITMENT	$600,000,000

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status	Level VII Status
Eurodollar Rate	0.13%	0.15%	0.19%	0.28%	0.35%	0.425%	0.525%
ABR	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Term Loan Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status	Level VII Status
Term Loan Margin	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status	Level VII Status
Facility Fee	0.045%	0.05%	0.06%	0.07%	0.10%	0.125%	0.175%
Utilization Fee (when usage exceeds 50%)	0.05%	0.05%	0.05%	0.05%	0.05%	0.10%	0.10%

“Fitch Rating” means, at any time, the rating issued by Fitch Ratings (“Fitch”) and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

“Level I Status” exists at any date if, on such date, the Borrower has at least two of the following ratings: a Moody’s Rating of A1 or better, a Fitch Rating of A+ or better or a S&P Rating of A+ or better.

“Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of A2 or better, a Fitch Rating of A or better or a S&P Rating of A or better.

“Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of A3 or better, a Fitch Rating of A- or better or a S&P Rating of A- or better.

“Level IV Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of Baa1 or better, a Fitch Rating of BBB+ or better or a S&P Rating of BBB+ or better.

“Level V Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of Baa2 or better, a Fitch Rating of BBB or better or a S&P Rating of BBB or better.

“Level VI Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of Baa3 or better, a Fitch Rating of BBB- or better or a S&P Rating of BBB- or better.

“Level VII Status” exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

“Moody’s Rating” means, at any time, the rating issued by Moody’s Investors Service, Inc. (“Moody’s”) and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

“S&P Rating” means, at any time, the rating issued by Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. (“S&P”), and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as determined from its then-current Moody’s Rating, Fitch Rating and S&P Ratings.  The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.  The Borrower shall at all times maintain a rating from at least two of Moody’s, Fitch and S&P.  If at any time the Borrower does not have a rating from at least two of Moody’s, Fitch and S&P, Level VII Status shall exist.

Notwithstanding the foregoing, if the Borrower is split-rated and (i) two ratings are equal and higher than the third, the higher rating will apply, (ii) two ratings are equal and lower than the third, the lower rating will apply, (iii) no ratings are equal, the intermediate rating will apply.  In the event that the Borrower shall maintain ratings from only two of Moody’s, Fitch and S&P and the Borrower is split-rated and (x) the ratings differential is one level, the higher rating will apply and (y) the ratings differential is two levels or more, the intermediate rating will apply.

SCHEDULE 1

MATERIAL SUBSIDIARIES
(See Section 5.8)

Name of Subsidiary	Jurisdiction of Organization	Percentage of Ownership	Owner
Oklahoma Gas and Electric Company	Oklahoma	100%	OGE Energy Corp.
Enogex Inc.	Oklahoma	100%	OGE Energy Corp.
Enogex Products Corporation	Oklahoma	100%	Enogex Inc.
Enogex Gas Gathering, L.L.C.	Oklahoma	100%	Enogex Inc.
OGE Energy Resources Inc.	Oklahoma	100%	Enogex Inc.

SCHEDULE 2

LIENS
(See Section 6.12)

None.

SCHEDULE 3

NON-ENERGY RELATED ASSETS
(See Section 5.12)

As of the Closing Date, OG&E does not own any material asset which is a non-Energy-Related Asset.

SCHEDULE 4

MATERIAL ADVERSE CHANGE
(See Section 5.5)

None.

SCHEDULE 5

LITIGATION
(See Section 5.7)

None.

EXHIBIT A

FORM OF OPINIONS

Attached

[Letterhead of Jones Day]

December 6, 2006

The Persons identified
on Schedule I hereto.

Ladies and Gentlemen:

We have acted as special New York counsel for OGE Energy Corp., an Oklahoma corporation (the “Borrower”), in connection with the Amended and Restated Credit Agreement dated as of December 6, 2006 (the “Credit Agreement”) among the Borrower, the lenders from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent (the “Agent”). This opinion letter is delivered to you pursuant to Section 4.1.5 of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, (i) an executed copy of the Credit Agreement and (ii) an executed copy of each Note delivered on the date hereof (the “Executed Notes”). The Credit Agreement and the Executed Notes are referred to herein collectively as the “Documents”. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Borrower and others and assume compliance on the part of the Borrower and each other party to the Documents with their covenants and agreements contained therein. With respect to the opinions expressed in paragraphs (b) and (c) below, our opinions are limited (x) to our actual knowledge of the specially regulated business activities and properties of the Borrower, without any independent investigation or verification on our part, and (y) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement.

2

December 6, 2006

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(a) Each Document constitutes a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(b) The execution and delivery of the Documents by the Borrower and the performance by the Borrower of its obligations thereunder do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York or the United States of America applicable to the Borrower or its property.

(c) The execution and delivery to the Agent and the Lenders by the Borrower of the Documents, the performance by the Borrower of its obligations thereunder, and the making of the Advances do not require under present law, or present regulation of any governmental agency or authority, of the United States of America any filing or registration by the Borrower with, or approval or consent to the Borrower of, any governmental agency or authority of the United States of America that has not been made or obtained.

(d) The Borrower is not an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(e) The borrowings by the Borrower under the Credit Agreement and the application of the proceeds thereof as provided in the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the “Margin Regulations”).

The opinions set forth above are subject to the following qualifications:

(A) Our opinions in paragraph (a) above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.

(B) We express no opinion as to the enforceability of any provision in the Documents:

(i) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with

3

December 6, 2006

willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

(ii) providing that any person or entity may exercise set-off rights other than in accordance with and pursuant to applicable law;

(iii) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York or may be subject to constitutional limitations;

(iv) purporting to confer, or constituting an agreement with respect to, subject matter jurisdiction of United States Federal courts to adjudicate any matter;

(v) waiving any rights to trial by jury;

(vi) purporting to create a trust or other fiduciary relationship;

(vii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Documents; or

(viii) giving any person or entity the power to accelerate obligations without any notice to the Borrower.

(C) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

(i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and

(ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.

(D) We express no opinion as to the creation, validity, enforceability, perfection or priority of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Documents.

(E) We express no opinion concerning (i) any securities or “blue sky” laws, rules or regulations; (ii) any taxation laws, rules or regulations or (iii) any ERISA laws, rules or regulations.

4

December 6, 2006

(F) We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by the Borrower under the Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions).

(G) To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Documents (other than the Borrower) have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

(H) For purposes of our opinions above, we have assumed that (i) the Borrower is a corporation validly existing and in good standing in its jurisdiction of organization, (ii) the Borrower has all requisite power and authority, and has obtained all requisite corporate, shareholder, board, third party and governmental authorizations, consents and approvals, and made all requisite filings and registrations, necessary to execute, deliver and perform the Documents, and that such execution, delivery, performance and grant will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Borrower or its properties (except to the extent opined on in paragraph (b) or (c) above), and (iii) the Documents have been duly executed and delivered by the Borrower.

(I) For purposes of the opinions set forth in paragraph (e) above, we have assumed that (i) neither the Agent nor any of the Lenders has or will have the benefit of any agreement or arrangement (excluding the Documents) pursuant to which any extensions of credit are directly or indirectly secured by “margin stock”, as defined in the Margin Regulations (“Margin Stock”), (ii) neither the Agent nor any of the Lenders nor any of their respective affiliates has extended or will extend any other credit to the Borrower directly or indirectly secured by Margin Stock and (iii) neither the Agent nor any of the Lenders has relied or will rely upon any Margin Stock as collateral in extending or maintaining any extensions of credit pursuant to the Credit Agreement.

The opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York, as currently in effect.

You understand that the scope of our representation of the Borrower does not include providing legal services to any other person with respect to the transactions referred to herein, or advice or opinions to any other person with regard to the statutory and regulatory requirements and restrictions (including, without limitation, the policies, procedures, guidelines or practices of any federal or state regulator with respect thereto) applicable to or actually applied to financial

5

December 6, 2006

institutions in their capacities as such or, in their capacities as such, institution-affiliated parties. We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution, except as expressly set forth in paragraph (e) above. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

The opinions expressed herein are solely for the benefit of the addressees hereof in connection with the transaction referred to herein and may not be relied on by such addressees for any other purpose or in any manner or for any purpose by any other person or entity; provided, however, that this opinion may be relied upon by any Purchaser that becomes a Lender pursuant to the terms of the Credit Agreement to the extent that the addressees hereto may rely on it, as if addressed to it as of the date hereof.

Very truly yours,

6

SCHEDULE I

Wachovia Bank, National Association
JPMorgan Chase Bank, N.A.
The Royal Bank of Scotland plc
UBS Loan Finance LLC
Mizuho Corporate Bank
Union Bank of California, N.A.
Citibank, N.A.
Bank of Oklahoma, N.A.
Keybank National Association
Lehman Brothers Commercial Bank
The Bank of New York
UMB Bank, n.a.
US Bank National Association
BancFirst

7

[Letterhead of Rainey, Ross, Rice & Binns P.L.L.C]

December 6, 2006

The Persons identified
on Schedule I hereto.

Ladies and Gentlemen:

We have acted as counsel to OGE Energy Corp., an Oklahoma corporation (the “Borrower”), in connection with the execution and delivery of the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of December 6, 2006 among the Borrower, the lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent (the “Agent”). This opinion is rendered to you in compliance with Section 4.1.5 of the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the following:

(a) The Restated Certificate of Incorporation of the Borrower, as amended to date;

(b) The Bylaws of the Borrower, as amended to date;

(c) All records of proceedings and actions of the Board of Directors of the Borrower relating to the Credit Agreement and amendments thereto, and the transactions contemplated thereby;

(d) The Credit Agreement;

(e) The agreements to which the Borrower or any of its Subsidiaries is subject or by which any of them or any of their respective assets might be bound, identified to us by responsible officers of the Borrower as being all of such agreements material to the Borrower and its Subsidiaries, taken as a whole (the “Material Agreements”);

(f) The contracts, agreements and instruments involving the borrowing of money in amounts of $5,000,000 or more currently extended or available for borrowing

8

December 6, 2006

to which the Borrower or any of its Subsidiaries is subject or by which any of them or any of their assets might be bound, identified to us by responsible officers of the Borrower as being all such contracts, agreements and instruments (the “Loan Agreements”); and

(g) The orders, judgments and decrees to which the Borrower or any of its Subsidiaries is subject or by which any of them or any of their assets are bound, identified to us by responsible officers of the Borrower as being all such orders, judgments and decrees (the “Judicial Orders”).

We have been furnished with, and with the Lenders’ consent have relied upon, certificates of officers of the Borrower with respect to certain factual matters, copies of which have been delivered to the Lenders. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary, copies of which have been delivered to the Lenders.

We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to the effect on the subject transactions of only the law of the State of Oklahoma.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Agreement and to carry out the transactions contemplated thereby.

2. The Credit Agreement has been duly authorized by all necessary corporate action on the part of the Borrower, and the Credit Agreement has been duly executed and delivered by the Borrower; provided that the Board of Directors of the Borrower has authorized borrowings under the Credit Agreement in an amount not to exceed $600 million outstanding at any one time. Additional approval from the Borrower’s Board will be necessary in order for the Borrower to exercise its right under the Credit Agreement to request an increase in the Aggregate Commitment.

3. Section 15.1 of the Credit Agreement provides that it shall be governed by and construed in accordance with the laws of the State of New York. However, assuming that the Credit Agreement was governed by, and construed in accordance with, the laws of the State of Oklahoma, the Credit Agreement would be, under the laws of the State of Oklahoma, the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or

9

December 6, 2006

affecting the enforcement of the rights of creditors or the application of the general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). We express no opinion herein as to the validity or enforceability of any provision regarding choice of New York law to govern the Credit Agreement.

4. Neither the execution and delivery of the Credit Agreement, the consummation of the transactions contemplated by the Credit Agreement nor the performance by the Borrower of its obligations under the Credit Agreement (A) results in a breach of, or constitutes a default under, any of the terms, conditions or provisions of (x) the Restated Certificate of Incorporation or Bylaws of the Borrower or (y) any term of any Material Agreement, Loan Agreement or Judicial Order, or (B) results in the creation of any Lien upon any of the properties or assets of the Borrower under any agreement or order referred to in clause (y) above.

5. Neither the execution and delivery of the Credit Agreement nor the performance by the Borrower of its obligations under the Credit Agreement will violate any present Oklahoma statute, rule or regulation binding on the Borrower.

6. No governmental consents, approvals, authorizations, registration, declarations or filing of or with the Corporation Commission of the State of Oklahoma or any other governmental authority are required in connection with the execution and delivery of the Credit Agreement or the performance by the Borrower of its obligations under the Credit Agreement.

This opinion is rendered only to the addressees hereof and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by the addressees hereof for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent; provided, however, that this opinion may be relied upon by any Purchaser that becomes a Lender pursuant to the terms of the Credit Agreement to the extent that the addressees hereto may rely on it, as if addressed to it as of the date hereof.

10

SCHEDULE I

Wachovia Bank, National Association
JPMorgan Chase Bank, N.A.
The Royal Bank of Scotland plc
UBS Loan Finance LLC
Mizuho Corporate Bank
Union Bank of California, N.A.
Citibank, N .A.
Bank of Oklahoma, N.A.
Keybank National Association
Lehman Brothers Commercial Bank
The Bank of New York
UMB Bank, n.a.
US Bank National Association
BancFirst

11

EXHIBIT B

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Amended and Restated Credit
Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of December 6, 2006 (as amended, modified, renewed or extended from time to time, the “Agreement”) among OGE ENERGY CORP. (the “Borrower”), the lenders party thereto and Wachovia Bank, National Association, as Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.  I am the duly elected __________ of the Borrower;

2.  I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.  The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.  Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, _____.

______________________________

2

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of _________, ____ with
Provisions of Sections 6.10(v) and 6.14 of
the Agreement

1

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1

1.	Assignor:

2.	Assignee:		[and is an Affiliate/Approved
Fund of [identify Lender]]1

3.	Borrower:	OGE ENERGY CORP.

4.	Agent:	Wachovia Bank, National Association	, as the agent under the Credit
Agreement.

5.	Credit Agreement:
The Amended and Restated Credit Agreement dated as of December 6, 2006 among OGE ENERGY CORP., the Lenders party thereto, Wachovia Bank, National Association, as Agent, and the other agents party thereto.

6.	Assigned Interest:
		Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans2
		$	$	_______%
		$	$	_______%
		$	$	_______%

7.	Trade Date:			3

Effective Date:  ____________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

1  Select as applicable.

*  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the
Trade Date and the Effective Date.

2  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3  Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:
ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:
Consented to and Accepted:
WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent
By:
Title:

[Consented to:]4

OGE ENERGY CORP.
By:
Title:

4           To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

3

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.  Representations and Warranties.

1.1  Assignor.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of  the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

1

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the [Assignor]5 for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

5           If assignment is made pursuant to Section 2.19 and Borrower has made the payments required by said Section, the Assignor’s portion of payments in respect of the Assigned Interest shall be payable to the Borrower.

2

ADMINISTRATIVE QUESTIONNAIRE

[(Schedule to be supplied by Closing Unit or Trading Documentation Unit)]

1

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

[(Schedule to be supplied by Closing Unit or Trading Documentation Unit)]

1

EXHIBIT D

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Wachovia Bank, National Association,
as Agent (the “Agent”) under the Credit Agreement
Described Below.

Re:
Amended and Restated Credit Agreement, dated December 6, 2006 (as the same may be amended or modified, the “Credit Agreement”), among OGE Energy Corp. (the “Borrower”), the Lenders named therein and the Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower; provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Customer/Account Name

Transfer Funds To

For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)	Date

(Please Print)	Signature

Bank Officer Name	Date

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

1

EXHIBIT E

NOTE
 [Date]

OGE ENERGY CORP., an Oklahoma corporation (the “Borrower”), promises to pay to ____________________________________ (the “Lender”) on the Facility Termination Date (or, if the Revolving Credit Termination Date has been extended prior to the Facility Termination Date and the Lender did not consent thereto, the previously effective Revolving Credit Termination Date applicable to the Lender, without giving effect to such extension) __________ DOLLARS ($_____) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Wachovia Bank, National Association in Charlotte, North Carolina, as Agent, together with accrued but unpaid interest thereon.  The Borrower shall pay interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of December 6, 2006 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and Wachovia Bank, National Association, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

Any assignment of this Note, or any rights or interest herein, may only be made in accordance with the terms and conditions of the Agreement.  This Note is a registered Note and, as provided in the Agreement, the Borrower, the Agent and the Lenders may treat the person whose name is recorded in the Register as the owner hereof for all purposes, notwithstanding notice to the contrary.  The entries in the Register shall be conclusive, absent manifest error.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, but giving effect to federal laws applicable to national banks.

OGE ENERGY CORP.

By:
Name:
Title:

1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF OGE ENERGY CORP.,
DATED _____________ ____, 20___

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

2

EXHIBIT F

FORM OF JOINDER AGREEMENT

Joinder Agreement

Dated [__________]

Reference is made to the Amended and Restated Credit Agreement dated as of December 6, 2006 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement” by and among OGE Energy Corp., an Oklahoma corporation, (the “Borrower”), the lenders party thereto (the “Lenders”) and Wachovia Bank, National Association, as agent (the “Agent”).  Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrower, [__________] (the “Increasing Lender”) and [__________] (the “New Lender”) agree as follows:

1.           Subject to Section 2.22 of the Credit Agreement and this Joinder Agreement, the Borrower hereby increases the Aggregate Commitment from $[__________] to $[__________].  This Joinder Agreement is entered into pursuant to, and authorized by, Section 2.22 of the Credit Agreement.

2.           Attached hereto is a Commitment Schedule which reflects the Commitment of each New Lender and Increasing Lender as of the Effective Date of this Joinder Agreement.

3.           (a)           The Increasing Lender attaches the Note delivered to it under the Credit Agreement and requests that the Borrower exchange such Note for a new Note payable to the Increasing Lender as follows:  [NOTE: ONLY APPLICABLE IF INCREASING LENDER HOLDS A NOTE.]

Note Payable to the Order of:	Principal Amount of Note
[Increasing Lender]	$[__________]

(b)           The New Lender requests that the Borrower issue a new Note payable to the New Lender as follows:  [NOTE: ONLY APPLICABLE IF NEW LENDER REQUESTS A NOTE.]

Note Payable to the Order of:	Principal Amount of Note
[New Lender]	$[__________]

4.           Each of the Increasing Lender and New Lender (i) represents and warrants that it is legally authorized to enter into this Joinder Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (iii) agrees that it will, independently and without reliance upon any other Lender or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is a Purchaser permitted to receive Assignments pursuant to Section 12.3; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (vii) agrees to hold all confidential information in a manner consistent with the provisions of Section 9.11 of the Credit Agreement; and (viii) includes herewith for the Agent such forms required by Section 3.5(iv) of the Credit Agreement (if not previously delivered).

5.           The effective date for this Joinder Agreement shall be [__________] (the “Effective Date”).  Following the execution of this Joinder Agreement, it will be delivered to the Agent for the consent of the Agent.

6.           Upon consent of the Agent, from and after the Effective Date, the Increasing Lender and the New Lender shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Joinder Agreement, have the rights and obligations of a Lender under each such agreement.

7.           Upon consent of the Agent, from and after the Effective Date, the Agent shall make such reallocations of each Lender’s “Outstanding Credit Exposure” under the Credit Agreement as are necessary in order that each such Lender’s Outstanding Credit Exposure reflects such Lender’s Pro Rata Share of the Outstanding Credit Exposure and the Increasing Lender and the New Lender shall make such payments (if any) necessary to effect such reallocation.

8.           The representations and warranties of the Borrower contained in Article V of the Credit Agreement (other than representations and warranties set forth in Section 5.5 and 5.7) are true and correct in all material respects as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct on and as of such earlier date, both before and after giving effect to this Joinder Agreement, and no Default or Unmatured Default shall have occurred and be continuing, both before and after giving effect to this Joinder Agreement.

9.           THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

10.           This Joinder Agreement may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

**********

IN WITNESS WHEREOF, the Borrower, the New Lender, the Increasing Lender and the Agent have executed this agreement as of the date first above written.

OGE ENERGY CORP.

By:
Name:
Title:

[NEW LENDER]

By:____________________________
Name:
Title:

[INCREASING LENDER]

By:_____________________________
Name:
Title:

Acknowledged and Agreed:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent

By:______________________________
Name:
Title:

6

COMMITMENT SCHEDULE

LENDER	COMMITMENT
[__________]	$[__________]